SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2003

GENAERA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19651 (Commission File Number)	13-3445668 (I.R.S. Employer Identification No.)

5110 Campus Drive Plymouth Meeting, PA (Address of Principal Executive Offices)		19462 (Zip Code)

Registrant’s Telephone Number, including Area Code: (610) 941-4020

Item 5.	Other Events.

On November 14, 2003, Genaera Corporation (the “Company”) issued a press release announcing that it has closed its previously disclosed registered direct offering. The Company sold an aggregate of 2,050,000 shares of its common stock (the “Shares”) at a purchase price of $4.15 per share, for aggregate gross proceeds of approximately $8.5 million. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with the sale of the Shares, the Company is filing the Placement Agency Agreement relating thereto as part of this Current Report on Form 8-K as Exhibit 99.2.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit Number	Description
99.1	Press release of the Company dated November 14, 2003 – “Genaera Completes $8.5 Million Financing” .
99.2	Placement Agency Agreement between Genaera Corporation and Fortis Securities Inc. dated as of November 11, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENAERA CORPORATION (Registrant)

By:	/s/ John A. Skolas

John A. Skolas Senior Vice President and Chief Financial Officer

Dated: November 14, 2003

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of the Company dated November 14, 2003 – “Genaera Completes $8.5 Million Financing” .
99.2	Placement Agency Agreement between Genaera Corporation and Fortis Securities Inc. dated as of November 11, 2003.

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